                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            VISUAL DATA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             Visual Data Corporation
                                1291 SW 29 Avenue
                          Pompano Beach, Florida 33069
                  Telephone 954-917-6655 Facsimile 954-917-6660

                                                 March 6, 2002

Dear Shareholder:

         You are cordially invited to attend the 2002 Annual Meeting of the Shareholders of Visual Data Corporation to be held on Thursday, April 11, 2002 at 2:00 p.m., local time, at the Westin Fort Lauderdale, Fort Lauderdale, Florida 33334. The formal Notice of 2002 Annual Meeting of Shareholders and Proxy Statement are attached.

         The matters to be acted upon by our shareholders are set forth in the Notice of 2002 Annual Meeting of Shareholders and include,

         *        the election of the Board of Directors;

         * the ratification of the engagement of Arthur Andersen LLP as our independent auditors;

         * the approval of the increase of the authorized common stock of the Company from 50,000,000 shares of common stock, par value $.0001, to 75,000,000 shares of common stock, par value $.0001;

         *        the approval of amendments to our 1996 Stock Option Plan;

         * the approval of such other matters as may come before the meeting which are incident to the meeting.

         It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached Proxy Statement, please sign, date and return the enclosed proxy card. Your vote is important regardless of the number of shares you own.

         I hope that you will attend the meeting in person, at which time I will review the business and operations of Visual Data Corporation.

                                       Sincerely,

                                       /s/ Randy S. Selman
                                       -----------------------------------------
                                       Randy S. Selman
                                       Chairman, President and
                                       Chief Executive Officer

                             VISUAL DATA CORPORATION

                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 11, 2002

         The 2002 Annual Meeting of the Shareholders of Visual Data Corporation will be held at 2:00 p.m., local time, at the Westin Fort Lauderdale, Fort Lauderdale, Florida 33334 on Thursday, April 11, 2002. At the 2002 Annual Meeting, you will be asked to vote on the following matters:

         1.       To elect a Board of Directors consisting of six members.

         2. To ratify the appointment of Arthur Andersen LLP as the independent auditors of Visual Data, to serve at the pleasure of the Board of Directors.

         3. To approve the increase of the authorized common stock of the Company from 50,000,000 shares of common stock, par value $.0001, to 75,000,000 shares of common stock, par value $.0001.

         4.       To approve amendments to our 1996 Stock Option Plan.

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record, as shown by the transfer books of Visual Data, at the close of business on February 20, 2002 will be entitled to notice of and to vote at the meeting. A list of shareholders entitled to vote at the 2002 Annual Meeting will be available for examination by any shareholder for the proper purpose during normal business hours at our offices for a period of at least 10 days preceding the 2002 Annual Meeting.

         The Board of Directors recommends that you vote FOR the Board's nominees for director, the ratification of the appointment of the independent auditors, the increase in authorized shares of the Company's common stock and the amendments to our 1996 Stock Option Plan.

                                       By Order of the Board of Directors


                                       /s/ Randy S. Selman
                                       -----------------------------------------
                                       Randy S. Selman, Chairman, President and
                                       Chief Executive Officer

March 6,  2002



 PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE
     PROVIDED AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU
       MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                             VISUAL DATA CORPORATION

                                 PROXY STATEMENT
                               DATED MARCH 6, 2002

                       2002 ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 11, 2002



                                  INTRODUCTION

         The accompanying proxy is solicited by the Board of Directors of Visual Data Corporation to be voted at the 2002 Annual Meeting of Shareholders to be held on April 11, 2002, and any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted in accordance with the recommendation of the Board with respect to each matter submitted to our shareholders for approval. Abstentions and broker non-votes are counted for purposes of determining a quorum. Any shareholder giving a proxy has the power to revoke it prior to its exercise by notice of revocation to Visual Data in writing, by voting in person at the 2002 Annual Meeting or by execution of a subsequent proxy; provided, however, that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

         The shares entitled to vote at the 2002 Annual Meeting consist of shares of our common stock, with each share entitling the holder to one vote. At the close of business on February 1, 2002, there were 19,560,164 shares of our common stock issued and outstanding. This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about March 6, 2002.

         In addition to the use of the mail, solicitations may be made by our employees, by us, by telephone, email, mailgram, facsimile, telegraph, cable and personal interview. We may also elect to engage the services of a proxy solicitation firm. We anticipate that any such agreement will contain terms and conditions which are customary and usual, and that the fee of a proxy solicitation service will be approximately $10,000. We will bear all expenses for the solicitation of proxies.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

         Our Board of Directors currently consists of six members. At the meeting, six directors will be elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The six nominees receiving the greatest number of votes cast by the holders of our common stock entitled to vote at the 2002 Annual Meeting will be elected directors of Visual Data (assuming a quorum is present). We have no reason to believe that any nominee of the Board will be unable to serve if elected. A vote FOR the nominees includes discretionary authority to vote for a substitute nominee named by the Board if any of the nominees become unable or unwilling to serve.

         The following persons have been nominated by the Board for election to the Board of Directors:


Name                        Age               Position
----                        ---               --------
Randy S. Selman(1)          45       Chairman, President and Chief Executive Officer
Alan M. Saperstein          43       Director, Executive Vice President and Treasurer
Benjamin Swirsky(1)(2)      59       Director
Brian K. Service(1)(2)      54       Director
Eric Jacobs                 54       Secretary and Director
Robert J. Wussler(1)(2)     62       Director

----------------------

(1)      Member of the Compensation Committee
(2)      Member of the Audit Committee

         RANDY S. SELMAN. Since our inception in May 1993, Mr. Selman has served as our Chief Executive Officer, President, and a director, and from September 1996 through June 1999, as our Chief Financial Officer. Mr. Selman is also a member of the Compensation Committee of our Board of Directors. From March 1985 through May 1993, Mr. Selman was Chairman of the Board, President and Chief Executive Officer of SK Technologies Corporation (OTC Bulletin Board: SKTC), a publicly-traded software development company. Mr. Selman founded SKTC in 1985 and was involved in their initial public offering in 1989. Mr. Selman's responsibilities included management of SKTC, public and investor relations, finance, high level sales and general overall administration.

         ALAN M. SAPERSTEIN. Mr. Saperstein has served as our Executive Vice President, Treasurer and a director since our inception in May 1993. From March 1989 until May 1993, Mr. Saperstein was a free-lance producer of video film projects. Mr. Saperstein has provided consulting services for corporations which have set up their own sales and training video departments. From 1983 through 1989, Mr. Saperstein was the Executive Director/Entertainment Division of NFL Films where he was responsible for supervision of all projects, budgets, screenings and staffing.

         BENJAMIN SWIRSKY. Mr. Swirsky has been a member of the Board of Directors since July 1997 and serves on the Audit and Compensation Committees of our Board. Mr. Swirsky is the owner of Beswir Properties Inc., an investment capital company. From June 1993 until January 1998, Mr. Swirsky was President and Chief Executive Officer of Slater Steel, Inc., a publicly-traded company (TSE: SSI) with investments in the steel, steel service, forging, pole-line hardware and trucking industries. Mr. Swirsky was Chairman of P.C. Docs International, Inc., a Canadian publicly-traded company (Nasdaq: DOCSF, TSE:
DXX) from 1997 to 1999. Mr. Swirsky is also a member of the Board of Directors of the Four Seasons Hotel Corp., a chain of first class hotels located throughout the world, and serves on the Audit, Compensation and Governance committees of its Board. Mr. Swirsky also sits on the Board of Directors of a number of other companies, including (i) CamVec Corp., a Canadian publicly-traded company (CAT.CV), (ii) Commercial Alcohols, Inc., in which he is also a principal shareholder, (iii) Peregrine Industries, Inc. (OTC Bulletin
Board: HVAC), (iv) AMICA Mature Lifestyles Inc., a Toronto Stock Exchange company, (v) Veritel Inc., where he currently serves as Chairman, and (vi) Alliance Financial Inc. a Canadian publicly-traded company where he serves as Chairman.

         BRIAN K. SERVICE. Mr. Service has been a member of our Board of Directors since July 1997 and serves on the Audit and Compensation Committees of our Board. Mr. Service is a dual New Zealand and U.S. citizen and currently resides in California. Mr. Service is a Managing Director of Regent Pacific Management Corporation, a San Francisco based interim management and turnaround practice. He currently spends a substantial amount of his professional time in the United States acting as an international business consultant and interim manager. In this capacity, he has clients in North and South America, the United Kingdom, Asia, Australia and New Zealand.From October 1992 to October 1994, Mr. Service was Chief Executive Officer and Managing Director of Salmond Smith BioLab, a New Zealand publicly-traded company engaged in the production and sale of consumer and industrial products. From 1982 to 1986 he was Chief Executive Officer and Executive Chairman of Milk Products, Holding (North

America), Inc., a wholly-owned subsidiary of the New Zealand Dairy Board that was located in Santa Rosa, California. Since September 1999, Mr. Service has served as President, Chief Executive Officer and director of 3D Systems, Inc., a publicly-traded company since September 1999, as part of a Regent Pacific Management Corporation engagement to provide management services to 3D Systems.

         ERIC JACOBS. Mr. Jacobs has been a member of the Board of Directors since July 1997 and has served as Secretary since February 1999. From March 1996 until August 1997, Mr. Jacobs was Vice President and General Manager of our wholly-owned subsidiary, HotelView(R) Corporation and thereafter he has served as Vice President and General Manager of our wholly-owned subsidiary, ResortView Corporation. In addition, since October 2001, Mr. Jacobs has served as General Manager of the Company's Travel Group. Since 1976, Mr. Jacobs has served as the Chairman of the Miami Beach Visitor and Convention Authority and since September 1995 as Chairman of the Greater Miami and the Beaches Hotel Association. Mr. Jacobs has been a member of Miami Beach Chamber of Commerce since 1976 and served as its Chairman from September 1996 until September 1999. From 1972 through October 1993, Mr. Jacobs was the owner of, and served as President and General Manager of, the Tarleton Hotel, Miami Beach, Florida.

         ROBERT J. WUSSLER. Mr. Wussler has been a member of our Board of Directors since July 1999 and also serves on the Audit and Compensation Committees of our Board. Mr. Wussler is currently the President of Ted Turner Pictures LLC. Prior to that, he served as Chairman, Chief Executive Officer and President of U.S. Digital Communications, Inc., a global satellite communications firm. From June 1995 to May 1998, Mr. Wussler was President and Chief Executive Officer of Affiliate Enterprises, Inc., a company formed by ABC Television affiliates to pursue new business opportunities. From 1989 to 1992, he was President and Chief Executive Officer of COMSAT Video Enterprises. From 1980 to 1990, Mr. Wussler was Senior Vice President and Chief Operating Officer of Turner Broadcasting System. Mr. Wussler spent 21 years at CBS in various capacities, starting in the mailroom, and served as President of CBS Television and Sports from 1975 to 1978.


                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

         The Board of Directors met seven times during the fiscal year ended September 30, 2001 and took action an additional six times by unanimous written consent. Each member of the Board participated in each action of the Board.

         The Audit Committee reviews the engagement of the independent accountants and reviews the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of our internal accounting controls. The members of the Audit Committee are Messrs. Swirsky, Service and Wussler. Messrs. Swirsky, Service and Wussler are independent directors as defined by the rules for companies listed on the Nasdaq National Market. During the year ended September 30, 2001, the Audit Committee held four meetings. The Board of Directors has approved and adopted a formal written Audit Committee Charter.

                             Audit Committee Report

         The Audit Committee reviewed and discussed with the independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, and reviewed and discussed the audited financial statements of Visual Data, both with and without management present. In addition, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Visual Data that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independent Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. Based upon the Audit Committee's review and discussions with management and the independent auditors referenced above, the Audit Committee recommended to the Board of Directors that Visual Data's audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001, for filing with the SEC. The Audit Committee also recommended reappointment, subject to shareholder approval, of the independent auditors and the Board of Directors concurred with such recommendation.

                                Benjamin Swirsky
                                Brian K. Service
                                Robert J. Wussler

         The Compensation Committee of the Board administers our Stock Option Plan and makes recommendations to the Board of Directors concerning compensation, including incentive arrangements, of our officers and key employees. The Compensation Committee consists of Messrs. Selman, Service, Swirsky and Wussler. The Compensation Committee did not hold any meetings during the fiscal year ended September 30, 2001.

         Both the Audit Committee and the Compensation Committee consist of a majority of independent directors. The Board of Directors does not have a nominating committee.

                             EXECUTIVE COMPENSATION

Cash Compensation

         The following table summarizes all compensation recorded by Visual Data in each of the last three fiscal years for our Chief Executive Officer and each of the other executive officers serving as such whose annual compensation exceeded $100,000.


                                                                        Long-term
                                                                     Compensation Awards
                         Annual Compensation              --------------------------------------
     Name and         --------------------------          Other Annual    Restricted     Options           All other
Principal Position    Year     Salary         Bonus       Compensation    Stock Awds     SARs(#)  LTIP   Compensation
------------------    -----    ------         -----       ------------    ----------     -------  -----  ------------
Randy S. Selman       2001     $227,333 (11)   -0-      $11,863(1)           -0-          -0-     -0-        -0-
  President, Chief    2000     $223,646 (11)   -0-      $12,912(2)           -0-          -0-     -0-        -0-
  Executive Officer   1999     $162,110        -0-      $ 9,794(3)           -0-          -0-     -0-        -0-
  and Director

Alan Saperstein       2001     $227,333 (11)   -0-      $14,178(4)           -0-          -0-     -0-        -0-
  Vice President      2000     $223,646 (11)   -0-      $15,480(5)           -0-          -0-     -0-        -0-
  Treasurer and       1999     $162,110        -0-      $14,894(6)           -0-          -0-     -0-        -0-
  Director

George Stemper        2001     $150,000        -0-      $ 8,248(7)           -0-          -0-     -0-        -0-
  Chief Operating
  Officer

Gail Babitt           2001     $115,761        -0-      $ 7,068(8)           -0-          -0-     -0-        -0-
  Chief Financial
  Officer

Pauline Schneider     2000     $108,693        -0-      $ 1,775(9)           -0-          -0-     -0-        -0-
  Chief Financial     1999     $ 76,083        -0-      $ 2,287(10)          -0-          -0-     -0-        -0-
  Officer

(1)      Includes $2,863 for medical insurance and $9,000 automobile allowance.
(2) Includes $681 for disability insurance, $3,981 for medical insurance and $8,250 automobile allowance.
(3) Includes $681 for disability insurance, $1,913 for medical insurance and $7,200 automobile allowance.
(4)      Includes $5,178 for medical insurance and $9,000 automobile allowance.
(5) Includes $681 for disability insurance, $6,549 for medical insurance and $8,250 automobile allowance.
(6) Includes $597 for disability insurance, $7,097 for medical insurance and $7,200 automobile allowance.
(7) Includes $1,998 for medical insurance and $6,250 automobile allowance. Mr. Stemper has served as the Chief Operating Officer since September 2000.
(8) Includes $1,651 for medical insurance and $5,417 automobile allowance. Ms. Babitt has served as the Chief Financial Officer since November 2000.
(9) Includes $0 for disability insurance, $1,775 for medical insurance and $2,250 automobile allowance. Ms. Schneider served as the Chief Financial Officer until October 2000.
(10) Includes $0 for disability insurance, $2,287 for medical insurance and $0 automobile allowance.
(11)     Includes a $25,000 management fee paid by Ednet.


                 OPTION GRANTS IN YEAR ENDED SEPTEMBER 30, 2001

         The following table sets forth certain information regarding stock options granted in year ended September 30, 2001 to the named executive officers.

                                INDIVIDUAL GRANTS


                                   No. Of Securities       % Of Total Options
                                       Underlying         Granted To Employees         Exercise              Expiration
Name                                Options Granted         in Fiscal Year               Price                  Date
----                                    -------           --------------------         --------              -----------
Randy S. Selman,
  President, Chief
  Executive Officer
  and Director                          850,000                    17%                    (1)                    (1)

Alan Saperstein,
  Executive Vice
  President and  Director               850,000                    17%                    (1)                    (1)

George Stemper,
  Chief Operating Officer               200,000                     4%                    (2)                    (2)

Gail Babitt,
  Chief Financial Officer               200,000                     4%                    (3)                    (3)


(1) On April 18, 2001 we granted options to acquire 350,000 shares of common stock at an exercise price of $2.00 per share. These options were granted as part of a bonus program. The term of these options is four years from the date of grant. These options are fully vested. On August 1, 2001 we granted options to acquire 500,000 shares of common stock at an exercise price of $1.50 per share. These options were granted as part of an extension of Messrs. Selman's and Saperstein's employment contracts. The term of these options is four years from the date of vesting. These options will vest at 50,000, 50,000, 200,000 and 200,000 on the first, second, third and fourth anniversary dates of the employment contract extension, respectively, which was the date of grant.
(2) On September 18, 2000 we granted options to acquire 100,000 shares of common stock at an exercise price of $4.188 per share. These options were granted as part of the executive employment package. On April 18, 2001 we granted options to acquire 100,000 shares of common stock at an exercise price of $2.00 per share. These options were granted as part of a bonus program. 25,000 of these options were not granted under the 1996 Stock Option Plan. The term of these options is four years from the date of grant. These options are fully vested.
(3) On October 19, 2000 we granted options to acquire 75,000 shares of common stock at an exercise price of $2.031 per share. These options were granted as part of the executive employment package. On April 18, 2001 we granted options to acquire 125,000 shares of common stock at an exercise price of $2.00 per share. These options were granted as part of a bonus program. 25,000 of these options were not granted under the 1996 Stock Option Plan. See "Management - 1996 Stock Option Plan." The term of these options is four years from the date of grant. These options are fully vested.

        AGGREGATED OPTION/SAR EXERCISES IN YEAR ENDED SEPTEMBER 30, 2001
                         AND YEAR-END OPTION/SAR VALUES

         The following table sets forth certain information regarding stock options held as of September 30, 2001 by the named executive officers.


                                                            No. Of Securities
                                                         Underlying Unexercised                   Value Of Unexercised
                          Shares                                Options At                       In-The-Money Options At
                         Acquired                          September 30, 2001                     September 30, 2001 (1)
                            On           Value       ----------------------------------        -------------------------------
Name                     Exercise      Realized      Exercisable          Unexercisable        Exercisable       Unexercisable
----                     --------      --------      -----------          -------------        -----------       -------------
Randy S. Selman,
  President, Chief
  Executive Officer
  and Director              --          $  --          1,602,230(2)            750,000             $  29,324          $    --

Alan Saperstein,
  Executive Vice
  President and
  Director                  --          $  --          1,602,230(2)            750,000             $  29,324          $    --

George Stemper,
  Chief Operating
  Officer                   --          $  --            100,000(3)            100,000             $      --          $    --

Gail Babitt,
  Chief Financial
  Officer                   --          $  --            125,000(4)             75,000             $      --          $    --


(1) The dollar value of the unexercised in-the-money options is calculated based upon the difference between the option exercise price and $0.91 per share, being the closing price of our common stock on October 1, 2001 as reported by The Nasdaq National Market.
(2) Of such exercisable options, at September 30, 2001, 32,230 options were exercisable at $.00016 per share, 18,000 options were exercisable at $1.45 per share, 350,000 options were exercisable at $2.00 per share, 875,000 options were exercisable at $2.125 per share, 12,000 options were exercisable at $10.00 per share and the remaining 315,000 were exercisable at $16.00 per share. Of the unexercisable options, 500,000 have an exercise price of $1.50 per share and 250,000 have an exercise price of $8.875 per share at September 30, 2001. See Option Grants in Year Ended September 30, 2001 above. Subsequent to September 30, 2001, each of Messrs. Selman and Saperstein have agreed to return options for 750,000 shares of our common stock to us pursuant to the Loan Agreement with a third party investor.
(3) Of such exercisable options, at September 30, 2001, 100,000 options were exercisable at $2.00 per share. Of the unexercisable options, 100,000 have an exercise price of $4.188 per share. See Option Grants in Year Ended September 30, 2001 above. Subsequent to September 30, 2001, Mr. Stemper was granted options for 100,000 shares of our common stock, with an exercise price of $0.75 per share, pursuant to the employment agreement.
(4) Of such exercisable options, at September 30, 2001, 125,000 options were exercisable at $2.00 per share. Of the unexercisable options, 75,000 have an exercise price of $2.031 per share. See Option Grants in Year Ended September 30, 2001 above. Subsequent to September 30, 2001, Ms. Babitt was granted options for 100,000 shares of our common stock, with an exercise price of $0.75 per share, pursuant to the employment agreement.

                             DIRECTORS' COMPENSATION

         Directors who are not our employees received $1,000 per meeting until July 2001 when the fee was adjusted to $3,750 per quarter, as compensation for serving on the Board of Directors, as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors' meetings.

         From time to time we issue the members of our Board of Directors options to purchase shares of our common stock as compensation for their services as directors. At September 30, 2001, members of our Board of Directors held outstanding options to purchase an aggregate of 1,517,000 shares of our common stock at prices ranging from $0.75 to $17.188 per share.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the fiscal year ended September 30, 2001 and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended September 30, 2001, as well as any written representation from a reporting person that no Form 5 is required, the Company is not aware of any person that failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Exchange Act during the fiscal year ended September 30, 2001, other than:

         -- Ms. Babitt and Mr. Stemper each failed to timely file their respective Form 3, which forms were subsequently filed with the SEC, and

         -- Messrs. Selman, Saperstein, Jacobs and Stemper and Ms. Babitt each failed to timely file a Form 4 reporting a grant of stock options in April 2001, which forms were subsequently filed with the SEC.

                              EMPLOYMENT AGREEMENTS

         Effective January 9, 1998, we entered into amended and restated employment agreements with Randy S. Selman, our Chief Executive Officer, President and a director, and with Alan Saperstein, our Executive Vice President, Treasurer and a director. The agreements with each of Messrs. Selman and Saperstein are substantially similar and superseded in their entirety previous employment agreements with each of Messrs. Selman and Saperstein. The term of the agreements is for three years from the effective date of the agreements and is renewable for successive one-year terms unless terminated. The annual salary under each of the agreements is $137,500, which amount will be increased by 10% each year. Messrs. Selman and Saperstein are also each eligible to receive an annual bonus in cash or stock equal to 2% of our earnings before income tax, depreciation and amortization (EBITDA) on that portion of EBITDA that has increased over the previous year's EBITDA.

         Additionally, each of Messrs. Selman and Saperstein were granted options (which contain certain anti-dilution provisions) to purchase 375,000 shares of common stock at $2.125 per share, vesting 125,000 options on each anniversary date of the effective date of each of the agreements. The options, which are exercisable for a period of four years from the vesting date, automatically vest upon the occurrence of certain events, including a change in control, constructive termination (as defined in the agreements) of the employee, or the termination of the employee other than for cause.

         The agreements were amended, effective September 1, 1999, to (i) extend the term an additional two years, until January 9, 2003, (ii) increase the annual salary under each agreement to $195,000, and (iii) grant an additional 250,000 options at $8.875 (the fair market value at the date of grant) per share to each of Messrs. Selman and Saperstein, vesting 125,000 options on each anniversary date of the effective date of the additional two year term provided for under the amendment to the amended and restated employment agreements.

         The agreements were further amended, effective August 1, 2001, to (i) extend the term an additional two years, until August 1, 2005, (ii) increase the annual salary under each agreement to $250,000, and (iii) grant an additional 500,000 options at $1.50 (the fair market value at the date of grant) per share to each of Messrs. Selman and Saperstein, vesting 50,000 options per year for the first two years and 200,000 options per year for the next two years on each anniversary date of the effective date of the term provided for under the amendment to the amended and restated employment agreements. The EBITDA annual bonus has been revised so that no bonus would be paid unless we have a positive Net Income (as defined in the agreement), and, at such time, the EBITDA bonus will be paid only up to an amount that maintains a positive Net Income.

          The agreements also provide, among other things, for (i) participation in any profit-sharing or retirement plan and in other employee benefits applicable to our employees and executives, (ii) an automobile allowance and fringe benefits commensurate with the duties and responsibilities of Messrs. Selman and Saperstein, (iii) benefits in the event of disability, and (iv) certain non-disclosure and non-competition provisions. Additionally, Messrs. Selman and Saperstein may be granted certain bonus incentives by our Board of Directors. Furthermore, we have agreed to indemnify each of them for any obligations or guaranties that either of them may have undertaken on our behalf.

         Under the terms of the agreements, we may terminate the employment of Mr. Selman or Mr. Saperstein either with or without cause. If the Agreements are terminated by us without cause (as defined in the agreements), or by Mr. Selman or Mr. Saperstein with cause, as applicable, we would be obligated to pay that executive an amount equal to three times that executive's current annual compensation (including base salary and bonus), payable in semi-monthly installments (except in the case of a termination upon a change in control wherein the executive may elect either a lump sum payment, discounted to present market value or payment over a three year period in semi-monthly installments). Additionally, the executive would be entitled to participate in and accrue medical benefits for a period of two years after the date of termination without cause (by us) or for cause (by the executive). To the extent that either Messrs. Selman or Saperstein are terminated for cause, no severance benefits shall be paid.

         Effective October 15, 2001 we entered into employment agreements with George Stemper, our Chief Operating Officer, and with Gail Babitt, our Chief Financial Officer. The term of each agreement is for two years from the effective date of the agreements and is renewable for successive one-year terms unless terminated. The annual salary under each of the agreements is $175,000 for Mr. Stemper and $155,000 for Ms. Babitt, which amount will be increased by 10% each year.

         Additionally, each of Mr. Stemper and Ms. Babitt were granted options (that contain certain anti-dilution provisions) to purchase 100,000 shares of common stock at $0.75 per share, vesting 50,000 options on each anniversary date of the effective date of each of the agreements. The options, which are exercisable for a period of four years from the vesting date, automatically vest upon the occurrence of certain events, including a change in control, constructive termination (as defined in the agreements) of the employee, or the termination of the employee other than for cause.

         The agreements also provide, among other things, for (i) participation in any profit-sharing or retirement plan and in other employee benefits applicable to our employees and executives, (ii) an automobile allowance and fringe benefits commensurate with the duties and responsibilities of Mr. Stemper and Ms. Babitt, (iii) benefits in the event of disability and (iv) certain non-disclosure and non-competition provisions. Additionally, Mr. Stemper and Ms. Babitt may be granted certain bonus incentives by our Board of Directors. Furthermore, we have agreed to indemnify each of them for any obligations or guaranties that either of them may have undertaken on our behalf.

         Under the terms of the agreements, we may terminate the employment of Mr. Stemper or Ms. Babitt either with or without cause. If the Agreements are terminated by us without cause (as defined in the agreements), or by Mr. Stemper or Ms. Babitt with cause, as applicable, we would be obligated to provide that executive with three months notice and then to pay current compensation and benefits for an additional six month period.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table contains information regarding beneficial ownership of our common stock as of December 31, 2001 held by (i) persons who own beneficially more than 5% of our outstanding common stock, (ii) our directors,
(iii) named executive officers and (iv) all of our directors and officers as a group. The table also represents the same information as adjusted to reflect the sale of shares offered hereby.


                                                                       Shares of Common Stock
                                                                       Beneficially Owned (2)
                                                                 ----------------------------------
Name and Address of Beneficial Owner (1)                           Number                Percentage
----------------------------------------                         ---------               ----------
Randy S. Selman (3)                                              1,967,731                   9.6%
Alan M. Saperstein (4)                                           1,997,268                   9.7%
George Stemper (5)                                                 166,375                      *
Gail Babitt (6)                                                    172,676                      *
Benjamin Swirsky (7)                                               246,262                   1.3%
Brian K. Service (8)                                               326,538                   1.7%
Eric Jacobs (9)                                                    298,489                   1.6%
Robert Wussler (10)                                                164,233                      *
Frederick DeLuca                                                 2,100,000                  10.6%
Halifax Fund, LP (11)                                              748,295                   4.0%
Palladin Opportunity Fund, LLC (12)                                730,203                   3.9%
All Directors and Officers (8 persons) (13)                      5,339,572                  22.6%


*        Less than 1%

(1) Unless otherwise indicated, the address of each of the listed beneficial owners identified is c/o Visual Data Corporation, 1291 Southwest 29 Avenue, Pompano Beach, Florida 33069. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.
(2) A person is deemed to be the beneficial owner of securities that can be acquired by such a person within sixty days from the date of this Proxy Statement upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage of ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within sixty days from the date hereof have been exercised. As of December 31, 2001 there were 18,680,164 shares of common stock outstanding.
(3) This amount includes options to acquire an aggregate of 32,230 shares of common stock at an exercise price of $.00016 per share, options to acquire an aggregate of 18,000 shares of common stock at an exercise price of $1.45 per share, options to acquire an aggregate of 350,000 shares of common stock at an exercise price of $2.00 per share and options to purchase 702,000 shares of common stock at an exercise price of $2.125 per share. This also includes options to acquire an aggregate of 750,000 shares of common stock at an exercise price ranging from $2.125 to $16.00 per share, but excludes options to purchase 500,000 shares of common stock at an exercise price of $1.50, all of which have not yet vested.
(4) This amount includes options to acquire an aggregate of 32,230 shares of common stock at an exercise price of $.00016 per share, options to acquire an aggregate of 18,000 shares of common stock at an exercise price of $1.45 per share, options to acquire an aggregate of 350,000 shares of common stock at an exercise price of $2.00 per share and options to purchase 702,000 shares of common stock at an exercise price of $2.125 per share. This also includes options to acquire an aggregate of 750,000 shares of common stock at an exercise price ranging from $2.125 to $16.00 per share, but excludes options to purchase 500,000 shares of common stock at an exercise price of $1.50, all of which have not yet vested.

(5) This amount includes options to acquire an aggregate of 100,000 shares of common stock at an exercise price of $2.00 per share and options to purchase 33,333 shares of common stock at an exercise price of $4.188 per share but excludes options to purchase 66,667 shares at $4.188 per share, which have not yet vested.
(6) This amount includes options to acquire an aggregate of 125,000 shares of common stock at an exercise price of $2.00 per share and options to purchase 25,000 shares of common stock at an exercise price of $2.031 per share but excludes options to purchase 50,000 shares at $2.031 per share, which have not yet vested.
(7) This amount includes options to purchase 100,000 shares at $2.125 per share, options to purchase 35,000 shares of common stock at an exercise price of $16.00, options to purchase 25,000 shares of common stock at an exercise price of $7.50 and options to purchase 75,000 shares of common stock at an exercise price of $2.00, which were granted in April 2001, but excludes options to acquire 25,000 shares of common stock at an exercise price of $7.50 per share, and options to acquire 100,000 shares of common stock at an exercise price of $.75 per share which were granted in September 2001 but have not yet vested.
(8) This amount includes options to purchase 125,000 shares at $2.125 per share, options to purchase an additional 25,000 shares at $3.00, options to acquire 35,000 shares of common stock at an exercise price of $16.00, options to purchase 25,000 shares of common stock at an exercise price of $7.50 and options to purchase 75,000 shares of common stock at an exercise price of $2.00, which were granted in April 2001. In addition, Mr. Service has options to purchase 18,000 shares of common stock at an exercise price of $1.45 and an option to purchase 12,000 shares of common stock at an exercise price of $10.00, which were options in Ednet that were converted to options in the Company upon acquisition of the remaining 49% of Ednet. This amount excludes options to acquire an aggregate of 25,000 shares of common stock at an exercise price of $7.50 per share and options to acquire an aggregate of 100,000 shares of common stock at an exercise price of $.75 per share which were granted in September 2001, but have not yet vested.
(9) This amount includes options to acquire 75,000 shares of common stock at an exercise price of $2.125 per share, options to purchase 50,000 shares of common stock at $7.50 and options to purchase 75,000 shares of common stock at an exercise price of $2.00, which were granted in April 2001. In addition, Mr. Jacobs has options to purchase 12,000 shares of common stock at an exercise price of $10.00, which were options in Ednet that were converted to options in the Company upon acquisition of the remaining 49% of Ednet. This amount excludes options to acquire 25,000 shares of common stock at an exercise price of $7.50 per share and options to acquire an aggregate of 150,000 shares of common stock at an exercise price of $0.75 per share, which were granted in September 2001, but have not yet vested.
(10) This amount includes options to acquire 25,000 shares of common stock at an exercise price of $2.875 per share, options to acquire 25,000 shares of common stock at an exercise price of $17.188 per share and options to acquire 75,000 shares of common stock at an exercise price of $2.00 per share, which were granted in April 2001. In addition, Mr. Wussler has an option to purchase 10,000 shares of common stock at an exercise price of $1.00, an option to purchase 8,000 shares of common stock at an exercise price of $1.45 and an option to purchase 12,000 shares of common stock at an exercise price of $10.00, which were options in Ednet that were converted to options in the Company upon acquisition of the remaining 49%of Ednet. This amount excludes options to acquire 50,000 shares of common stock at an exercise price of $17.188 per share, which were granted in July 1999, of which, 25,000 were cancelled in December 2000, and options to acquire an aggregate of 150,000 shares of common stock at an exercise price of $.75 per share, which were granted in September 2001, and have not yet vested.
(11) This amount includes up to 1,408,333 shares of common stock issuable upon the conversion of $963,300 principal amount of convertible debentures presently outstanding, assuming a conversion at the calculated price on January 2, 2002 of $0.684 per share and 136,144 shares of common stock issuable upon the exercise of presently outstanding warrants, however, that the number of shares of common stock into which the debentures are convertible, when added together with all other shares of our common stock beneficially owned by the holder, cannot exceed 9.9% of our total issued and outstanding common shares at any one time. Halifax Fund, LP's address is c/o The Palladin Group, 195 Maplewood Avenue, Maplewood, New Jersey 07040.

(12) Includes up to 1,338,743 shares of common stock issuable upon the conversion of $915,700 principal amount of convertible debentures presently outstanding, assuming a conversion at the calculated price on January 2, 2002 of $0.684 per share and 136,145 shares of common stock issuable upon the exercise of presently outstanding warrants, however, that the number of shares of common stock into which the debentures are convertible, when added together with all other shares of our common stock beneficially owned by the holder, cannot exceed 9.9% of our total issued and outstanding common shares at any one time. Palladin Opportunity Fund, LLC's address is c/o The Palladin Group, 195 Maplewood Avenue, Maplewood, New Jersey 07040.
(13)     See notes (3)-(10) above.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In May 1999, Mr. Eric Jacobs loaned Ednet $250,000 under a 90-day unsecured renewable promissory note bearing interest at 12% per annum. Such funds were used by Ednet for the purchase of inventory. The note has been renewed, $125,000 has been repaid, and the remaining $125,000 is due on December 31, 2002.

         We have adopted a corporate governance policy that requires the approval of any transaction between the Company and any officer, director or 5% shareholder by a majority of the independent, disinterested directors. In addition, pursuant to the inclusion of our securities on The Nasdaq National Market, we are subject to compliance with certain corporate governance standards adopted by The Nasdaq Stock Market, Inc.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE
                               DIRECTOR NOMINEES.


                                   PROPOSAL 2
            PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP
                     AS INDEPENDENT AUDITORS OF VISUAL DATA

         The Board of Directors has appointed Arthur Andersen LLP as our independent auditors for the current fiscal year. Arthur Andersen LLP has served as our auditors since 1997. Fees paid to the independent auditors were as follows:

      AUDIT FEES: $185,500 for the audit of the consolidated financial statements for the fiscal year ended September 31, 2001, for the review of the consolidated financial statements included in the Company's quarterly filings on Form 10-QSB and for all professional services rendered for the audit.

      ALL OTHER FEES: $135,000 for all fees billed for services, other than those as set forth in Audit Fees above.

         On February 7, 2002, the Board of Directors approved the continued appointment of Arthur Andersen LLP for 2002. If the shareholders fail to ratify the appointment of Arthur Andersen LLP, the Board of Directors will reconsider its selection. The approval of Proposal 2 by the shareholders requires that the votes cast favoring Proposal 2 exceed the votes cast opposing Proposal 2.

         Audit services of Arthur Andersen LLP during 2001 included the examination of the consolidated financial statements of Visual Data and services related to annual and quarterly filings with the SEC. Other fees relate to audits of other companies acquired by Visual Data and services related to additional filings with the SEC.

         The Audit Committee intends to meet with Arthur Andersen LLP in 2002 on a quarterly or more frequent basis. At such times, the Audit Committee will review the services performed by Arthur Andersen LLP, as well as the fees charged for such services.

         A representative of Arthur Andersen LLP is expected to be present at the 2002 Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative also is expected to be available to respond to appropriate questions from shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF
           ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF VISUAL DATA.

                                   PROPOSAL 3

          TO APPROVE THE INCREASE OF THE AUTHORIZED COMMON STOCK OF THE
        COMPANY FROM 50,000,000 SHARES OF COMMON STOCK, PAR VALUE $.0001,
             TO 75,000,000 SHARES OF COMMON STOCK, PAR VALUE $.0001.

         On February 7, 2002, the Board of Directors approved a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 75,000,000 shares, and directed that the proposal be submitted to the shareholders with the recommendation that the amendment be approved. The approval of Proposal 3 by the shareholders requires that the votes cast favoring Proposal 3 exceed the votes cast opposing Proposal 3.

         If Proposal 3 is approved, the newly authorized shares of Common Stock will have voting and other rights identical to the currently authorized shares of Common Stock. The increase in authorized shares will have no immediate effect on the rights of existing shareholders. To the extent that the additional authorized shares are issued in the future, the existing shareholders' percentage of ownership of the Company will decrease, and depending upon the price at which such shares are issued, could be dilutive to existing shareholders. The text of the proposed amendment is set forth in Exhibit A attached to this Proxy Statement.

         The Board of Directors believes it is in the best interest of the Company and its shareholders to increase the Company's number of authorized shares. The increase is necessary to enable the Company to (i) raise capital to fund business operations and (ii) attract strategic partners and/or candidates for a business combination who can provide an immediate revenue stream and/or proven expertise capable of increasing sales revenues to a self-sustaining, profitable level.

         As of February 1, 2001, there were 19,560,164 shares of our common stock issued and outstanding, and options and warrants to purchase an additional 16,524,904 shares of common stock

         The shares currently available are not sufficient to provide further significant equity funding or to carry out the Company's proposed strategy. Increasing the number of shares of Common Stock provides the Board of Directors with the means to sustain the Company as it seeks attractive partnership and/or business combination candidates who can contribute to an increase in shareholder value, and sends a message to those candidates that the Company's shareholders strongly support the Company's partnership and acquisition strategy for growth, although the Company has no present intentions to issue any shares for an acquisition at this time.

         The Board of Directors believes that this proposal is desirable so that, as the need may arise, the Company will have more financial flexibility and be able to issue shares of Common Stock, without the expense and delay of a special shareholders' meeting, in connection with future opportunities for expanding the business through investments or acquisitions, equity financing, management incentive and employee benefit plans, and for other purposes.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF
            AN INCREASE IN THE AUTHORIZED COMMON STOCK OF THE COMPANY FROM 50,000,000 SHARES OF COMMON STOCK, PAR VALUE $.0001,
             TO 75,000,000 SHARES OF COMMON STOCK, PAR VALUE $.0001.

                                   PROPOSAL 4

        TO APPROVE AN AMENDMENT TO OUR 1996 STOCK OPTION PLAN TO INCREASE
          THE TOTAL NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR
       ISSUANCE UNDER SUCH PLAN FROM 5,000,000 SHARES TO 11,000,000 SHARES
                   AND ADD AN EQUITY COMPENSATION COMPONENT.

         The 1996 Stock Option Plan. - The Company established a Stock Option Plan in 1996, now as amended (the "Plan"), under which 5,000,000 shares of the Company's Common Stock are reserved for issuance. The Company's Board of Directors has determined that it is in the Company's best interest to amend the Plan to increase the number of shares of common stock issuable under the Plan to our employees, directors and advisors from 5,000,000 shares to 11,000,000 shares, and to add an equity compensation component, both subject to approval by the shareholders at the 2002 Annual Meeting. The approval of Proposal 4 by the shareholders requires that the a majority of those present and voting cast votes favoring Proposal 4. The full text of the Plan is attached hereto as Exhibit B.

Overview

         The stated purpose of the Plan is to increase our employees', advisors', consultants' and non-employee directors' proprietary interest in the company, and to align more closely their interests with the interests of the Visual Data shareholders, as well as to enable us to attract and retain the services of experienced and highly qualified employees and non-employee directors. The Plan may be administered by our Board of Directors or a Compensation Committee (the "Committee"). The Committee or the Board of Directors will determine, from time to time, those of our officers, directors, employees and consultants to whom Stock Grants and Options will be granted, the terms and provisions of the respective Grants and Options, the dates such Options will become exercisable, the number of shares subject to each Option, the purchase price of such shares and the form of payment of such purchase price. Stock Grants may be issued by the Board of Directors or the Committee at up to a 10% discount to market at the time of Grant. At no time may the Board of Directors or the Committee issue Stock Grants to exceed, in the aggregate, 1,000,000 shares. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof are to be resolved at the sole discretion of the Board of Directors or the Committee.

         Options to purchase common stock may be issued under the Plan. Options granted under the Plan may either be options qualifying as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify. In addition, the Plan also allows for the inclusion of a reload option provision which permits an eligible person to pay the exercise price of the Plan option with shares of common stock owned by the eligible person and receive a new Plan option to purchase shares of common stock equal in number to the tendered shares. Any incentive stock option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive stock option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant.

         The term of each Plan option and the manner in which it may be exercised is determined by the Board of Directors or the Compensation Committee, provided that no Plan option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive stock option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant. In any case, the exercise price of any incentive stock option granted under the Plan will not be less than 85% of the fair market value of the common stock on the date of grant. The exercise price of non-qualified options shall be determined by the Board of Directors or the Compensation Committee.

         The per share purchase price of shares subject to Plan options granted under the Plan may be adjusted in the event of certain changes in our capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan options granted under the Plan. Officers, directors and employees of and consultants to Visual Data and its subsidiaries will be eligible to receive non-qualified options under the Plan. Only our officers, directors and employees who are employed by us or by any subsidiary are eligible to receive incentive stock options.

         All Plan options are non-assignable and non-transferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than optionee's death or disability or termination for cause, or if an optionee is not an employee of Visual Data but is a member of our Board of Directors and optionee's service as a director is terminated for any reason, other than death or disability, the Plan Option granted to the optionee shall lapse to the extent unexercised on the date of termination, unless otherwise provided for at the time of grant. If the optionee dies during the term of his or her employment, the Plan option granted to the optionee shall lapse to the extent unexercised on the earlier of the expiration date of the Plan option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 422(c)(6) of the Internal Revenue Code, the Plan option granted to him or her lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

         The Board of Directors or the Compensation Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which
(i) increases the total number of shares subject to the Plan or changes the minimum purchase price thereof (except in either case in the event of adjustments due to changes in our capitalization), (ii) affects outstanding Plan options or any exercise right thereunder, (iii) extends the term of any Plan option beyond 10 years, or (iv) extends the termination date of the Plan.

         Unless the Plan shall have been suspended or terminated by the Board of Directors, the Plan shall terminate on 10 years from the date of the Plan's adoption. Any such termination of the Plan shall not affect the validity of any Plan options previously granted thereunder.

         As of December 31, 2001, options for 4,481,425 shares of common stock have been granted pursuant to the Plan. The potential benefit to be received from a Plan option is dependent on increases in the market price of the common stock. The ultimate dollar value of the Plan options that have been or may be granted under the Plan is not currently ascertainable. On February 4, 2002, the closing price of our common stock as reported on The Nasdaq National Market(TM) was $0.64.

Tax Aspects

         The following discussion applies to the Plan and is based on federal income tax laws and regulations in effect. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of applicable state, local or foreign tax laws. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

         The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). An employee granted an Incentive Stock Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the Incentive Stock Option over the Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Stock Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Stock Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Stock Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Stock Option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Stock Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of
1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short- term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Stock Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the Incentive Stock Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). We are not entitled to a tax deduction upon either exercise of an Incentive Stock Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the Option holder recognized ordinary income in a Disqualifying Disposition. If the holder of an Incentive Stock Option pays the exercise price, in full or in part, with shares of previously acquired Common Stock, the exchange should not affect the Incentive Stock Option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the Incentive Stock Option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the common stock is issued to the employee upon exercise of the Incentive Stock Option. If an exercise is effected using shares previously acquired through the exercise of an Incentive Stock Option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

         With respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six (6) month period. Nevertheless, such holder may elect within thirty (30) days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

         In connection with the issuance of Stock Grants as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Stock Grants received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the shareholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the Stock Grant to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934, the Stock Grant, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture. The recipient would be obligated to include in gross income the fair market value of the Stock Grant received once the conditions to receipt of the Stock Grant are satisfied.

Securities Law Restrictions

         The sale of the shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% or greater shareholders may also be subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AMENDMENT OF THE
        1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER SUCH PLAN FROM 5,000,000 SHARES TO 11,000,000 SHARES
                   AND ADD AN EQUITY COMPENSATION COMPONENT.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         Any shareholder intending to present a proposal to be included in Visual Data's proxy statement for our 2003 Annual Meeting of Shareholders must deliver a proposal in writing to our executive offices no later than October 20, 2002.

         In addition, the proxy solicited by the Board of Directors for the 2003 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at the meeting, unless we are provided with notice of such proposal no later than October 20, 2002.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the 2002 Annual Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

                                 ANNUAL REPORTS

         Our 2002 Annual Report to Shareholders, which contains selected information from our Annual Report on Form 10-KSB and its consolidated financial statements for the year ended September 30, 2001, accompanies this proxy statement. Our Annual Report on Form 10-KSB for the year ended September 30, 2001 will also be made available (without exhibits), free of charge, to interested shareholders upon written or oral request to Investor Relations, Visual Data Corporation, 1291 SW 29 Avenue, Pompano Beach, Florida 33069; telephone 954-917-6655.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       /s/ Randy S. Selman
                                       -----------------------------------------
                                       Randy S. Selman, Chairman, President and
                                       Chief Executive Officer

March 6, 2002

                                    EXHIBIT A

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                             VISUAL DATA CORPORATION

         Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being the President of Visual Data Corporation, a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida ("Corporation"), bearing document number P93000035279, does hereby certify:

         FIRST: Article IV of the Corporation's Articles of Incorporation shall be deleted in its entirety and replaced with the following:

                                   ARTICLE IV
                                  CAPITAL STOCK

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (i) seventy five million (75,000,000) shares of common stock, par value $.0001 per share, and (ii) five million (5,000,000) shares of preferred stock, par value $.0001 per share.

         Classes and series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such classes of Common Stock as adopted by the Board of Directors.

         SECOND: The foregoing amendment was adopted by written consent by the Board of Directors on February 7, 2002, pursuant to Section 607.0824 of the Florida Business Corporation Act.

         An annual meeting of shareholders of the Corporation was held on April 11, 2002 at which time the foregoing amendment was submitted to the Corporation's shareholders and adopted by the holders of a majority of the outstanding voting power of the Corporation pursuant to Section 607.0701 of the Florida Business Corporation Act. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment as of _________, 2002.

                                       VISUAL DATA CORPORATION


                                       By: /s/ Randy S. Selman
                                           -------------------------------------
                                               Randy S. Selman, President

                              AMENDED AND RESTATED
                             VISUAL DATA CORPORATION
                 1996 STOCK OPTION AND EQUITY COMPENSATION PLAN

         1. GRANT OF RESTRICTED STOCK AND EQUITY COMPENSATION OPTIONS; GENERALLY. In accordance with the provisions hereinafter set forth in this stock option plan, the name of which is the VISUAL DATA CORPORATION Amended and Restated 1996 STOCK OPTION AND EQUITY COMPENSATION PLAN (the "Plan"), the Board of Directors (the "Board") or the Compensation Committee (the "Committee") of Visual Data Corporation (the "Corporation") is hereby authorized to issue from time to time on the Corporation's behalf to any one or more Eligible Persons, as hereinafter defined, restricted stock or options to acquire shares of the Corporation's $.0001 par value common stock (the "Stock").

         The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

         The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

         2. TYPE OF GRANTS. The Board or the Committee is authorized to issue options which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), which options are hereinafter referred to collectively as Incentive Stock Options (ISOs or singularly as an ISO). The Board or the Committee is also, in its discretion, authorized to issue options which are not ISOs, which options are hereinafter referred to collectively as Non-Qualified Stock Options (NSOs or singularly as an NSO). The Board or the Committee is authorized to issue "Reload Options" in accordance with Paragraph 8 herein, which options are hereinafter referred to collectively as Reload Options, or singularly as a Reload Option. The Board or the Committee is also authorized to issue Restricted Stock as described in Section 5 ("Restricted Stock").

         3. AMOUNT OF STOCK. The aggregate number of shares of Stock in the Plan which may be issued or purchased pursuant to the exercise of Options shall be 10,000,000 shares. Of this amount, the Board or the Committee shall have the power and authority to designate whether any Options so issued shall be ISOs or NSOs, subject to the restrictions on ISOs contained elsewhere herein. If an Option ceases to be exercisable, in whole or in part, the shares of Stock underlying such Option shall continue to be available under this Plan. Further, if shares of Stock are delivered to the Corporation as payment for shares of Stock purchased by the exercise of an Option granted under this Plan, such shares of Stock shall also be available under this Plan. If there is any change in the number of shares of Stock on account of the declaration of stock dividends, recapitalization resulting in stock split-ups, or combinations or exchanges of shares of Stock, or otherwise, the number of shares of Stock available for purchase upon the exercise of Options, the shares of Stock subject to any Option and the exercise price of any outstanding Option shall be appropriately adjusted by the Board or the Committee. The Board or the Committee shall give notice of any adjustments to each Eligible Person granted an Option under this Plan, and such adjustments shall be effective and binding on all Eligible Persons. If, because of one or more recapitalizations, reorganizations or other corporate events, the holders of outstanding Stock receive something other than shares of Stock then, upon exercise of an Option, the Eligible Person will receive what the holder would have owned if the holder had exercised the Option immediately before the first such corporate event and not disposed of anything the holder received as a result of the corporate event.

         4. ELIGIBLE PERSONS.

                  (a) With respect to ISOs, an Eligible Person means any individual who has been employed (provided that a bona fide employer/employee relationship exists) by the Corporation or by any subsidiary of the Corporation, for a continuous period of at least sixty (60) days.

                  (b) With respect to NSOs, an Eligible Person means (i) any individual who has been employed by the Corporation or by any subsidiary of the Corporation, for a continuous period of at least sixty (60) days, (ii) any director of the Corporation or of any subsidiary of the Corporation or (iii) any consultant of the Corporation or of any subsidiary of the Corporation.

                  (c) With respect to Restricted Stock Grants, all employees of the Company and its subsidiaries, including employees who are officers or members of the Board, and members of the Board who are not employees shall be eligible to participate in the Plan. Key advisors and consultants who perform services to the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

         5. GRANTS OF RESTRICTED STOCK. The Board or the Committee may issue or transfer shares of Company Stock to an Eligible Person under a Grant of Restricted Stock, upon such terms as the Board or the Committee deems appropriate. At no time may the Board or the Committee grant in excess of 1,000,000 shares of Restricted Stock. The following provisions are applicable to Restricted Stock, unless otherwise provided for in the Grant:

                  (a) GENERAL REQUIREMENTS. Shares of Company Stock issued or transferred pursuant to Grants of Restricted Stock may be issued or transferred for consideration or for no consideration, as determined by the Board or the Committee. The Board or the Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Board or the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Form as the "Restriction Period."

                  (b) NUMBER OF SHARES/DISCOUNT. The Board or the Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Grant of Restricted Stock and the restrictions applicable to such shares. The Board or the Committee may make Grants of Restricted Stock at up to a 10% discount to market at the time of Grant.

                  (c) REQUIREMENT OF EMPLOYMENT. If the Grantee ceases to be employed by the Company during a period designated in the Grant Form as the Restriction Period, or if other specified conditions are not met, the Grant of Restricted Stock shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Board or the Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

                  (d) RESTRICTIONS ON TRANSFER AND LEGEND ON STOCK CERTIFICATE. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 5(h). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Board or the Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

                  (e) RIGHT TO VOTE AND TO RECEIVE DIVIDENDS. Unless the Board or the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board or the Committee.

                  (f) LAPSE OF RESTRICTIONS. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Board or the Committee. The Board or the Committee may determine, as to any or all Grants of Restricted Stock, that the restrictions shall lapse without regard to any Restriction Period.

                  (g) PERFORMANCE BASED COMPENSATION. The Board or the Committee may grant Restricted Stock to an employee covered under Section 162(m) of the Code that vests upon the attainment of performance targets for the Company which are related to one or more of the following performance goals: (i) pre-tax income, (ii) operating income, (iii) cash flow, (iv) earnings per share, (v) return on equity, (vi) return on invested capital or assets and (vii) cost reductions or savings. To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(c) of the Code, with respect to Restricted Stock which may be granted to one or more employees covered under Section 162(m) of the Code, no later than ninety days following the commencement of any fiscal year in question or any other designated fiscal period, the Board or the Committee shall, in writing, (i) designate the employees covered under Section 162(m) of the Code, (ii) select the performance goal or goals applicable to the fiscal year or other designated fiscal period,
(iii) establish the various targets and bonus amounts which may be earned for such fiscal year or other designated fiscal period and (iv) specify the relationship between performance goals and targets and the amounts to be earned by each Section 162(m) participant for such fiscal year or other designated fiscal period. Following the completion of each fiscal year or other designated fiscal period, the Board or the Committee shall certify in writing whether the applicable performance target has been achieved for such fiscal year or other designated fiscal period. In determining the amount earned by a Section 162(m) participant, the Board or the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Board or the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period.

                  (h) NONTRANSFERABILITY OF GRANTS. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, and then only if and to the extent permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

         6. GRANT OF OPTIONS. The Board or the Committee has the right to issue the Options established by this Plan to Eligible Persons. The Board or the Committee shall follow the procedures prescribed for it elsewhere in this Plan. A grant of Options shall be set forth in a writing signed on behalf of the Corporation or by a majority of the members of the Committee. The writing shall identify the terms and conditions of the Stock Grant or whether the Option being granted is an ISO or an NSO and shall set forth the terms which govern the Option. The terms shall be determined by the Board or the Committee, and may include, among other terms, the number of shares of Stock that may be acquired pursuant to the exercise of the Options, when the Options may be exercised, the period for which the Option is granted and including the expiration date, the effect on the Options if the Eligible Person terminates employment and whether the Eligible Person may deliver shares of Stock to pay for the shares of Stock to be purchased by the exercise of the Option. However, no term shall be set forth in the writing which is inconsistent with any of the terms of this Plan. The terms of an Option granted to an Eligible Person may differ from the terms of an Option granted to another Eligible Person, and may differ from the terms of an earlier Option granted to the same Eligible Person.

         All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a Grant Form (the "Grant"). In the event there is an inconsistency between the terms of the Grant Form and the terms of the Plan, the terms of the Grant Form shall govern. The Committee shall approve the Grant Form and provisions of each Grant.

         7. OPTION PRICE. The option price per share shall be determined by the Board or the Committee at the time any Option is granted, and shall be not less than (i) in the case of an ISO, the fair market value, (ii) in the case of an ISO granted to a ten percent or greater stockholder, 110% of the fair market value, or (iii) in the case of an

NSO, not less than 75% of the fair market value (but in no event less than the par value) of one share of Stock on the date the Option is granted, as determined by the Board or the Committee. Fair market value as used herein shall be:

                  (a) If shares of Stock shall be traded on an exchange or over-the-counter market, the mean between the high and low sales prices of Stock on such exchange or over-the-counter market on which such shares shall be traded on that date, or if such exchange or over-the-counter market is closed or if no shares shall have traded on such date, on the last preceding date on which such shares shall have traded.

                  (b) If shares of Stock shall not be traded on an exchange or over-the-counter market, the value as determined by a recognized appraiser as selected by the Board or the Committee.

         8. PURCHASE OF SHARES. An Option shall be exercised by the tender to the Corporation of the full purchase price of the Stock with respect to which the Option is exercised and written notice of the exercise. The purchase price of the Stock shall be in United States dollars, payable in cash or by check, or in property or Corporation stock, if so permitted by the Board or the Committee in accordance with the discretion granted in Paragraph 6 herein, having a value equal to such purchase price. The Corporation shall not be required to issue or deliver any certificates for shares of Stock purchased upon the exercise of an Option prior to (i) the filing with the Corporation (if requested by the Corporation) by the Eligible Person of a representation in writing that it is the Eligible Person's then present intention to acquire the Stock being purchased for investment and not for resale, and/or (ii) the completion of any registration or other qualification of such shares under any government regulatory body, which the Corporation shall determine to be necessary or advisable.

         9. GRANT OF RELOAD OPTIONS. In granting an Option under this Plan, the Board or the Committee may include a Reload Option provision therein, subject to the provisions set forth in Paragraphs 21 and 22 herein. A Reload Option provision provides that if the Eligible Person pays the exercise price of shares of Stock to be purchased by the exercise of an ISO, NSO or another Reload Option (the "Original Option") by delivering to the Corporation shares of Stock already owned by the Eligible Person (the "Tendered Shares"), the Eligible Person shall receive a Reload Option which shall be a new Option to purchase shares of Stock equal in number to the tendered shares. The terms of any Reload Option shall be determined by the Board or the Committee consistent with the provisions of this Plan.

         10. COMPENSATION COMMITTEE. The Committee may be appointed from time to time by the Corporation's Board of Directors. The Board may from time to time remove members from or add members to the Committee. The Committee shall be constituted so as to permit the Plan to comply in all respects with the provisions set forth in Paragraph 21 herein. The members of the Committee may elect one of its members as its chairman. The Committee shall hold its meetings at such times and places as its chairman shall determine. A majority of the Committee's members present in person shall constitute a quorum for the transaction of business. All determinations of the Committee will be made by the majority vote of the members constituting the quorum. The members may participate in a meeting of the Committee by conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other. Participation in a meeting in that manner will constitute presence in person at the meeting. Any decision or determination reduced to writing and signed by all members of the Committee will be effective as if it had been made by a majority vote of all members of the Committee at a meeting which is duly called and held.

         11. ADMINISTRATION OF PLAN. In addition to granting Options and to exercising the authority granted to it elsewhere in this Plan, the Board or the Committee is granted the full right and authority to interpret and construe the provisions of this Plan, promulgate, amend and rescind rules and procedures relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan, consistent, however, with the intent of the Corporation that Options granted or awarded pursuant to the Plan comply with the provisions of Paragraph 21 and 22 herein. All determinations made by the Board or the Committee shall be final, binding and conclusive on all persons including the Eligible Person, the Corporation and its stockholders, employees, officers and directors and consultants. No member of the Board or the Committee will be liable for any act or omission in connection with the administration of this Plan unless it is attributable to that member's willful misconduct.

         12. PROVISIONS APPLICABLE TO ISOS. The following provisions shall apply to all ISOs granted by the Board or the Committee and are incorporated by reference into any writing granting an ISO:

                  (a) An ISO may only be granted within ten (10) years from October 31, 1996, the date that this Plan was originally adopted by the Corporation's Board of Directors.

                  (b) An ISO may not be exercised after the expiration of ten
(10) years from the date the ISO is granted.

                  (c) The option price may not be less than the fair market value of the Stock at the time the ISO is granted.

                  (d) An ISO is not transferable by the Eligible Person to whom it is granted except by will, or the laws of descent and distribution, and is exercisable during his or her lifetime only by the Eligible Person.

                  (e) If the Eligible Person receiving the ISO owns at the time of the grant stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation (as those terms are defined in the Code), then the option price shall be at least 110% of the fair market value of the Stock, and the ISO shall not be exercisable after the expiration of five (5) years from the date the ISO is granted.

                  (f) The aggregate fair market value (determined at the time the ISO is granted) of the Stock with respect to which the ISO is first exercisable by the Eligible Person during any calendar year (under this Plan and any other incentive stock option plan of the Corporation) shall not exceed $100,000.

                  (g) Even if the shares of Stock which are issued upon exercise of an ISO are sold within one year following the exercise of such ISO so that the sale constitutes a disqualifying disposition for ISO treatment under the Code, no provision of this Plan shall be construed as prohibiting such a sale.

                  (h) This Amended and Restated Plan was adopted by the Corporation on February 7, 2002, by virtue of its approval by the Corporation's Board of Directors. Approval by the stockholders of the Corporation is to occur on April 11, 2002.

         13. DETERMINATION OF FAIR MARKET VALUE. In granting ISOs under this Plan, the Board or the Committee shall make a good faith determination as to the fair market value of the Stock at the time of granting the ISO.

         14. RESTRICTIONS ON ISSUANCE OF STOCK. The Corporation shall not be obligated to sell or issue any shares of Stock pursuant to the exercise of an Option unless the Stock with respect to which the Option is being exercised is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and any other applicable laws, rules and regulations. The Corporation may condition the exercise of an Option granted in accordance herewith upon receipt from the Eligible Person, or any other purchaser thereof, of a written representation that at the time of such exercise it is his or her then present intention to acquire the shares of Stock for investment and not with a view to, or for sale in connection with, any distribution thereof; except that, in the case of a legal representative of an Eligible Person, "distribution" shall be defined to exclude distribution by will or under the laws of descent and distribution. Prior to issuing any shares of Stock pursuant to the exercise of an Option, the Corporation shall take such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government.

         15. EXERCISE IN THE EVENT OF DEATH, DISABILITY OR TERMINATION OF EMPLOYMENT.

                  (a) If an optionee shall die (i) while an employee of the Corporation or a subsidiary or (ii) within three months after termination of his employment with the Corporation or a subsidiary, his Options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of his death or such termination of employment, by the person or persons to whom the optionee's right under the Option does pass by will or applicable law, or if no such person has such right, by his executors or administrators. In the event of such termination of employment because of his death while an employee or within three months after termination of his employment, his Options may be exercised not later than the termination date specified in Paragraph 5 of the Grant Form, or twelve (12) months after the optionee's death, whichever date is earlier.

                  (b) If an optionee's employment by the Corporation or a subsidiary shall terminate because of his permanent disability and such optionee has not died within the following three months, he may exercise his Options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but not later than the termination date specified in Paragraph 5 of the Grant Form, or twelve
(12) months after termination of employment, whichever date is earlier.

                  (c) If an optionee's employment shall terminate for any reason other than death, permanent disability or for cause (as described below) his Options may be exercised not later than the termination date set forth in Paragraph 5 of the Grant Form.

                  (d) If an optionee's employment shall terminate for cause, all right to exercise his Option shall terminate at the date of such termination of employment. For purposes of this Paragraph 14, termination for cause shall mean termination of employment by reason of the optionee's commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Corporation or a subsidiary, all as the Board or the Committee in its sole discretion may determine.

         16. CORPORATE EVENTS. In the event of the proposed dissolution or liquidation of the Corporation, a proposed sale of all or substantially all of the assets of the Corporation, a merger or tender for the Corporation's shares of Common Stock the Board of Directors may declare that each Option granted under this Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than thirty (30) days written notice of the date so fixed shall be given to each Eligible Person holding an Option, and each such Eligible Person shall have the right, during the period of thirty (30) days preceding such termination, to exercise his Option as to all or any part of the shares of Stock covered thereby, including shares of Stock as to which such Option would not otherwise be exercisable. Nothing set forth herein shall extend the term set for purchasing the shares of Stock set forth in the Option.

         17. NO GUARANTEE OF EMPLOYMENT. Nothing in this Plan or in any writing granting an Option will confer upon any Eligible Person the right to continue in the employ of the Eligible Person's employer, or will interfere with or restrict in any way the right of the Eligible Person's employer to discharge such Eligible Person at any time for any reason whatsoever, with or without cause.

         18. NONTRANSFERABILITY. No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by him.

         19. NO RIGHTS AS STOCKHOLDER. No optionee shall have any rights as a stockholder with respect to any shares subject to his Option prior to the date of issuance to him of a certificate or certificates for such shares.

         20. AMENDMENT AND DISCONTINUANCE OF PLAN. The Corporation's Board of Directors may amend, suspend or discontinue this Plan at any time. However, no such action may prejudice the rights of any Eligible Person who has prior thereto been granted Options under this Plan. Further, no amendment to this Plan which has the effect of (a) increasing the aggregate number of shares of Stock subject to this Plan (except for adjustments pursuant to Paragraph 3 herein), or
(b) changing the definition of Eligible Person under this Plan, may be effective unless and until approval of the stockholders of the Corporation is obtained in the same manner as approval of this Plan is required. The Corporation's Board of Directors is authorized to seek the approval of the Corporation's stockholders for any other changes it proposes to make to this Plan which require such approval, however, the Board of Directors may modify the Plan, as necessary, to effectuate the intent of the Plan as a result of any changes in the tax, accounting or securities laws treatment of Eligible Persons and the Plan, subject to the provisions set forth in this Paragraph 20, and Paragraphs 21 and 22.

         21. COMPLIANCE WITH RULE 16B-3. This Plan is intended to comply in all respects with Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to participants who are subject to Section 16 of the Exchange Act, and any provision(s) herein that is/are contrary to Rule 16b-3 shall be deemed null and void to the extent appropriate by either the Committee or the Corporation's Board of Directors.

         22. COMPLIANCE WITH CODE. The aspects of this Plan on ISOs is intended to comply in every respect with Section 422 of the Code and the regulations promulgated thereunder. In the event any future statute or regulation shall modify the existing statute, the aspects of this Plan on ISOs shall be deemed to incorporate by reference such modification. Any stock option agreement relating to any Option granted pursuant to this Plan outstanding and unexercised at the time any modifying statute or regulation becomes effective shall also be deemed to incorporate by reference such modification, and no notice of such modification need be given to such optionee.

                  If any provision of the aspects of this Plan on ISOs is determined to disqualify the shares purchasable pursuant to the Options granted under this Plan from the special tax treatment provided by Code Section 422, such provision shall be deemed null and void and to incorporate by reference the modification required to qualify the shares for said tax treatment.

         23. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver Stock under such options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange or over-the-counter market on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if its exercise or the receipt of Stock pursuant thereto would be contrary to applicable laws.

         24. DISPOSITION OF SHARES. In the event any share of Stock acquired by an exercise of an Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution within two years of the date such Option was granted or within one year after the transfer of such Stock pursuant to such exercise, the optionee shall give prompt written notice thereof to the Corporation or the Committee.

         25. NAME. The Plan shall be known as the "Visual Data Amended and Restated 1996 Stock Option and Equity Compensation Plan."

         26. NOTICES. Any notice hereunder shall be in writing and sent by certified mail, return receipt requested or by facsimile transmission (with electronic or written confirmation of receipt) and when addressed to the Corporation shall be sent to its offices at 1291 S.W. 29th Avenue, Pompano Beach, Florida 33069 and when addressed to the Committee shall be sent to 1291 S.W. 29th Avenue, Pompano Beach, Florida 33069 and subject to the right of either party to designate at any time hereafter in writing some other address, facsimile number or person to whose attention such notice shall be sent.

         27. HEADINGS. The headings preceding the text of Sections and subparagraphs hereof are inserted solely for convenience of reference, and shall not constitute a part of this Plan nor shall they affect its meaning, construction or effect.

         28. EFFECTIVE DATE. This Plan, the Visual Data Corporation Amended and Restated 1996 Stock Option and Equity Compensation Plan, was adopted by the Board of Directors of the Corporation on February 7, 2002, and the stockholders of the Corporation on April 11, 2002.

         Dated as of February 7, 2002.

                                       VISUAL DATA CORPORATION



                                       By: /s/ Randy Selman
                                           -------------------------------------
                                               Randy Selman, President

                             VISUAL DATA CORPORATION

                       2002 ANNUAL MEETING OF SHAREHOLDERS

                                 April 11, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VISUAL DATA CORPORATION.

         The undersigned hereby appoints Randy S. Selman proxy with power of substitution and hereby authorizes him to represent and to vote, as designated below, all of the shares of common stock of Visual Data Corporation held of record by the undersigned on February 20, 2002 at the 2002 Annual Meeting of Shareholders to be held at the Westin Fort Lauderdale, Fort Lauderdale, Florida 33334 on Thursday, April 11, 2002 at 2:00 p.m., local time, and at all adjournments thereof, with all powers the undersigned would possess if personally present. In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

1.       Election of Directors

         Nominees: Randy S. Selman, Alan M. Saperstein, Benjamin Swirsky, Brian
         K. Service, Eric Jacobs and Robert J. Wussler.

         [  ] FOR all nominees  [  ] WITHHOLD AUTHORITY  [  ] FOR all nominees, except as noted
                                                              below:


                                                         -----------------------
                                                         Nominee exception

2. Proposal to ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending September 30, 2002 to serve at the pleasure of the Board of Directors.

         [  ] FOR                   [  ] AGAINST                   [  ] ABSTAIN

3. Proposal to approve the increase of authorized common stock of the Company from 50,000,000 to 75,000,000 shares of common stock, par value $.0001 per share.

         [  ] FOR                   [  ] AGAINST                   [  ] ABSTAIN

4.       Proposal to ratify the amendments to our 1996 Stock Option Plan.

         [  ] FOR                   [  ] AGAINST                   [  ] ABSTAIN

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF 2002 ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

DATED:                                   NUMBER OF SHARES:
       -----------------------------                      ----------------------



                                          --------------------------------------
                                          (Signature)



                                          --------------------------------------
                                          (Signature if jointly held)



                                          --------------------------------------
                                          (Printed name(s))

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY.
                                   THANK YOU.